Exhibit 99.1
Investor Relations: Media Relations:	Patricia Figueroa Ann Imes +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2023

Company reports EPS of $3.47, Economic EPS of $4.18 in first quarter

Net Income (controlling interest) of $135 million, Economic Net Income of $158 million
Adjusted EBITDA of $217 million and Economic Earnings per share of $4.18
Continued execution of $225 million accelerated share repurchase program entered into at year-end

WEST PALM BEACH, FL, May 1, 2023 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the first quarter of 2023.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“AMG reported Economic Earnings per share of $4.18 for the first quarter, reflecting our unique business profile, the diversity of our Affiliate group, and the positive impact of our capital allocation strategy.

“Macroeconomic uncertainty is creating additional opportunities for alpha-oriented managers to generate differentiated returns. Our Affiliates are positioned to benefit as clients adjust their portfolio allocations and engage high-quality alpha-oriented managers to navigate rapidly changing markets. This environment is presenting additional opportunities to build new partnerships, and AMG’s unique approach continues to resonate with high-performing partner-owned firms. As a result, we expect to continue to enhance our participation in secular growth areas and further diversify our business.

“With thirty years of experience in partnering with independent firms, our reputation as a strategic partner across market cycles, and our strong and flexible balance sheet, we are uniquely positioned to execute on our opportunity set. Given our proven ability to invest in attractive growth opportunities in existing and new Affiliates, while also returning excess capital to shareholders through a disciplined capital allocation framework, we are confident in our ability to create long-term shareholder value.”

FINANCIAL HIGHLIGHTS	Three Months Ended
(in millions, except as noted and per share data)	3/31/2022	3/31/2023
Operating Performance Measures
AUM (at period end, in billions)	$776.7	$668.0
Average AUM (in billions)	787.3	660.4
Net client cash flows (in billions)	(2.2)	(3.2)
Aggregate fees	1,330.5	1,505.1
Financial Performance Measures
Net income (controlling interest)	$146.0	$134.5
Earnings per share (diluted) (1)	3.44	3.47
Supplemental Performance Measures (2)
Adjusted EBITDA (controlling interest)	$240.0	$216.8
Economic net income (controlling interest)	178.5	158.1
Economic earnings per share	4.36	4.18

For additional information on our Supplemental Performance Measures, including the impact of a definition change on Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share this quarter and reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the first quarter of 2023, the Company continued to execute on the seven-month $225 million accelerated share repurchase program entered into at year-end, and announced a first-quarter cash dividend of $0.01 per share of common stock, payable May 25, 2023 to stockholders of record as of the close of business on May 11, 2023.

About AMG
AMG is a leading partner to independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in a diverse array of high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. AMG’s innovative partnership approach enables each Affiliate’s management team to own significant equity in their firm while maintaining operational and investment autonomy. In addition, AMG offers its Affiliates growth capital, distribution, and other strategic value-added capabilities, which enhance the long-term growth of these independent businesses, and enable them to align equity incentives across generations of principals to build enduring franchises. As of March 31, 2023, AMG’s aggregate assets under management were approximately $668 billion across a broad range of differentiated investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13737976. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENT OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total

AUM, December 31, 2022	$220.9	$186.1	$133.3	$110.5	$650.8
Client cash inflows and commitments	10.1	4.8	5.0	5.0	24.9
Client cash outflows	(6.3)	(9.9)	(7.3)	(4.6)	(28.1)
Net client cash flows	3.8	(5.1)	(2.3)	0.4	(3.2)
Market changes	(0.0)	10.8	5.8	3.6	20.2
Foreign exchange	0.7	0.8	0.2	0.0	1.7
Realizations and distributions (net)	(1.4)	(0.0)	(0.0)	(0.1)	(1.5)
Other	(0.3)	0.0	0.0	0.3	(0.0)
AUM, March 31, 2023	$223.7	$192.6	$137.0	$114.7	$668.0

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total

AUM, December 31, 2022	$333.5	$188.9	$128.4	$650.8
Client cash inflows and commitments	9.4	10.2	5.3	24.9
Client cash outflows	(11.6)	(11.6)	(4.9)	(28.1)
Net client cash flows	(2.2)	(1.4)	0.4	(3.2)
Market changes	7.4	8.1	4.7	20.2
Foreign exchange	0.9	0.7	0.1	1.7
Realizations and distributions (net)	(1.4)	(0.1)	(0.0)	(1.5)
Other	(0.3)	0.4	(0.1)	(0.0)
AUM, March 31, 2023	$337.9	$196.6	$133.5	$668.0

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	3/31/2022	3/31/2023

Consolidated revenue	$607.3	$517.4

Consolidated expenses:
Compensation and related expenses	255.0	222.3
Selling, general and administrative	89.4	97.1
Intangible amortization and impairments	12.6	12.5
Interest expense	29.1	30.5
Depreciation and other amortization	3.4	3.7
Other expenses (net)	5.6	14.4
Total consolidated expenses	395.1	380.5

Equity method income (net)(3)	48.6	58.6
Investment and other income	13.6	38.0
Income before income taxes	274.4	233.5

Income tax expense	55.7	45.0
Net income	218.7	188.5

Net income (non-controlling interests)	(72.7)	(54.0)
Net income (controlling interest)	$146.0	$134.5

Average shares outstanding (basic)	39.7	35.9
Average shares outstanding (diluted)	46.9	39.9

Earnings per share (basic)	$3.68	$3.74
Earnings per share (diluted)(1)	$3.44	$3.47

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	3/31/2022	3/31/2023

Net income (controlling interest)	$146.0	$134.5
Intangible amortization and impairments	31.9	29.4
Intangible-related deferred taxes	15.7	14.8
BPEA Transaction(4)	—	(16.3)
Other economic items	(15.1)	(4.3)
Economic net income (controlling interest)	$178.5	$158.1

Average shares outstanding (adjusted diluted)	40.9	37.9
Economic earnings per share	$4.36	$4.18

Net income (controlling interest)	$146.0	$134.5
Interest expense	29.1	30.5
Income taxes	50.5	42.5
Intangible amortization and impairments	31.9	29.4
BPEA Transaction(4)	—	(21.6)
Other items	(17.5)	1.5
Adjusted EBITDA (controlling interest)	$240.0	$216.8
See Notes for additional information.

CONSOLIDATED BALANCE SHEET

	Period Ended
(in millions)	12/31/2022	3/31/2023

Assets
Cash and cash equivalents	$429.2	$832.8
Receivables	316.0	408.6
Investments in marketable securities	716.9	457.7
Goodwill	2,648.7	2,648.9
Acquired client relationships (net)	1,876.0	1,866.1
Equity method investments in Affiliates (net)	2,139.5	1,920.2
Fixed assets (net)	68.5	67.1
Other investments	421.6	426.0
Other assets	264.6	268.4
Total assets	$8,881.0	$8,895.8

Liabilities and Equity
Payables and accrued liabilities	$778.3	$645.3
Debt	2,535.3	2,535.9
Deferred income tax liability (net)	464.7	476.3
Other liabilities	461.7	485.7
Total liabilities	4,240.0	4,143.2

Redeemable non-controlling interests	465.4	533.2
Equity:
Common stock	0.6	0.6
Additional paid-in capital	695.5	563.9
Accumulated other comprehensive loss	(203.4)	(178.3)
Retained earnings	5,718.2	5,852.3
	6,210.9	6,238.5
Less: treasury stock, at cost	(2,980.6)	(2,966.6)
Total stockholders’ equity	3,230.3	3,271.9
Non-controlling interests	945.3	947.5
Total equity	4,175.6	4,219.4
Total liabilities and equity	$8,881.0	$8,895.8

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We had junior convertible securities outstanding during the periods presented and are required to apply the if-converted method to these securities in our calculation of Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended
(in millions)	3/31/2022	3/31/2023
Numerator
Net income (controlling interest)	$146.0	$134.5
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	11.7	0.7
Interest expense on junior convertible securities, net of taxes	3.8	3.4
Net income (controlling interest), as adjusted	$161.5	$138.6
Denominator
Average shares outstanding (basic)	39.7	35.9
Effect of dilutive instruments:
Stock options and restricted stock units	1.2	2.0
Hypothetical issuance of shares to settle Redeemable non-controlling interests	4.0	0.3
Junior convertible securities	2.0	1.7
Average shares outstanding (diluted)	46.9	39.9

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash expenses and to improve comparability between periods. In the first quarter of 2023, we updated the definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest) to reflect AMG's strategic evolution, including our increased allocation of capital toward private markets and liquid alternatives. To align with the economic impact of these capital allocation decisions, the updated definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest): i) include only the realized economic gains and losses on seed capital, general partner commitments, and other strategic investments and ii) exclude any unrealized gains and losses on strategic investments (consistent with the existing treatment of seed capital and general partner commitments). We have retroactively applied this definition change to prior periods. The table below shows the impact on the years ended December 31, 2020, 2021, and 2022, as well as the three months ended March 31, 2022. Periods prior to 2020 were also affected by this definition change, none of which were material in any calendar year.

	Year Ended December 31,			Three Months Ended
(in millions)	2020	2021	2022	3/31/2022
Adjusted EBITDA (controlling interest) - As reported	$795.3	$1,045.6	$1,053.8	$240.0
Adjusted EBITDA (controlling interest) - Prior definition	798.8	1,058.6	1,060.3	255.3
Change	$(3.5)	$(13.0)	$(6.5)	$(15.3)
% Change	(0.4)%	(1.2)%	(0.6)%	(6.0)%

Economic net income (controlling interest) - As reported	$621.7	$770.0	$797.2	$178.5
Economic net income (controlling interest) - Prior definition	624.4	779.8	802.1	190.0
Change	$(2.7)	$(9.8)	$(4.9)	$(11.5)
% Change	(0.4)%	(1.3)%	(0.6)%	(6.1)%

Economic earnings per share - As reported	$13.30	$18.05	$20.02	$4.36
Economic earnings per share - Prior definition	13.36	18.28	20.14	4.65
Change	$(0.06)	$(0.23)	$(0.12)	$(0.29)
% Change	(0.4)%	(1.3)%	(0.6)%	(6.2)%
See our Q1 2023 investor presentation accessed via AMG's website at https://ir.amg.com/ for a reconciliation of these non-GAAP financial measures for the years ended December 31, 2020, 2021, and 2022.

Notes (continued)

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to the BPEA Transaction, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. We believe that many investors use this non-GAAP measure when assessing the financial performance of companies in the investment management industry.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, gains and losses related to the BPEA Transaction, net of tax, and other economic items which include gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, certain Affiliate equity activity, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. Economic net income (controlling interest) is used by management and our Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended
(in millions)	3/31/2022	3/31/2023
Average shares outstanding (diluted)	46.9	39.9
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(4.0)	(0.3)
Junior convertible securities	(2.0)	(1.7)
Average shares outstanding (adjusted diluted)	40.9	37.9

These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended
(in millions)	3/31/2022	3/31/2023
Equity method earnings	$71.9	$79.5
Equity method intangible amortization and impairments	(23.3)	(20.9)
Equity method income (net)	$48.6	$58.6

(4)    For the three months ended March 31, 2023, gains on ordinary shares of EQT AB ("EQT"), a public company listed on Nasdaq Stockholm (EQT.ST), were $21.6 million and $16.3 million on a pre- and post-tax basis, respectively. We received the EQT shares through the sale of our equity interest in Baring Private Equity Asia (“BPEA”), in connection with the strategic combination of BPEA and EQT, which was completed in the fourth quarter of 2022 (the “BPEA Transaction”).

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” "preliminary," “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the

Forward-Looking Statements and Other Matters (continued)
securities or financial markets or in general economic conditions, pandemics and related changes in the global economy, capital markets and the asset management industry, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.